EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

                          THE BABCOCK & WILCOX COMPANY

                             COMMON STOCK

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of this Statement on Schedule 13G and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 14th day of February, 2013.

                                            MASON CAPITAL MANAGEMENT LLC

                                            By: /s/ John Grizzetti

                                                John Grizzetti

                                                Chief Operating Officer

                                            /s/ Kenneth M. Garschina

                                            Kenneth M. Garschina

                                            /s/ Michael E. Martino

                                            Michael E. Martino